Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	November 21, 2017

Jacobs Engineering Group Inc. Reports Earnings for Fiscal 2017

DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE:JEC) today announced its financial results for the fourth quarter and fiscal year ended September 29, 2017.

Fiscal 2017 Highlights:

•	Q4 2017 net earnings of $94.1 million, or $0.78 per diluted share, and fiscal 2017 net earnings of $293.7 million, or $2.42 per diluted share;
•	Q4 2017 adjusted net earnings of $118.3 million, or $0.98 per diluted share, and fiscal 2017 adjusted net earnings of $392.2 million, or $3.24 per diluted share;
•	Positive improvement in sequential revenue performance for the quarter (up 5% over third quarter);
•	Record high backlog of $19.8 billion at year end, up $1.2 billion vs. prior quarter and over $1.0 billion a year ago; total professional services backlog is up $581 million from year end 2016;
•	Continued strong gross margin performance in Q4, contributing to 160 basis point annual improvement in 2017;
•	Continued strong cash flow from operations of $194 million in the quarter, resulting in cash flow from operations totaling $575 million for the year and
•	On track to close CH2M acquisition mid-December 2017.

Commenting on the results for the fourth quarter and fiscal year 2017, Steve Demetriou, Jacobs Chairman and CEO said, “I am pleased with the continued momentum and performance in our final quarter of fiscal 2017.  Results included sequential revenue growth, a significant increase in backlog, and strong margin performance, all of which were aligned with our strategic initiatives outlined in December of last year.  This organic growth momentum combined with the previously announced acquisition of CH2M will further strengthen our position as a global leader in providing innovative solutions to our clients.  Importantly, we remain confident that we will close the CH2M transaction before the end of the year.”

Kevin Berryman, Jacobs CFO, added, "Our fourth quarter and full year results demonstrate our success in our first year implementation of our strategic plan.  Growth is gaining traction, margin has improved and cash flow has continued to be strong.  We believe that our positive momentum will continue into fiscal year 2018, with expected adjusted EPS (excluding impacts from the CH2M acquisition) in the range of $3.25-$3.60.”

Fourth Quarter Review

Jacobs reported net earnings of $94.1 million, or $0.78 per diluted share, on revenues of $2.7 billion for the fourth quarter ended September 29, 2017. This compares to net earnings of $29.6 million, or $0.24 per diluted share, on revenues of $2.6 billion for the fourth quarter ended September 30, 2016.

Jacobs’ net earnings for the fourth fiscal quarter of 2017 included approximately $24.2 million, or $0.20 per diluted share, in after tax charges comprised of;

1)

$13.6 million, or $0.11 per diluted share, in after-tax Restructuring and other charges, driven primarily by an acceleration in restructuring activities associated with the Company’s announced definitive agreement to acquire CH2M and, consistent with previous guidance, final charges recognized in connection with the 2015 Restructuring, which was completed this quarter and

2)	after-tax charges of $10.6 million, or $0.09 per diluted share, in professional fees and related costs associated with the CH2M acquisition.

Jacobs’ net earnings for fourth fiscal quarter of 2016 results included approximately $63 million, or $0.53 per diluted share, in after-tax restructuring and other charges including;

1)	after-tax charges of $36 million, or $0.30 per diluted share, in connection with the 2015 Restructuring,
2)	additional restructuring charges of $17 million, or $0.14 per diluted share, as a result of our strategic decision to exit our French operation and divest our French subsidiary and
3)	a non-cash write-down on an equity investment of $10 million, or $0.09 per diluted share.

Excluding the items mentioned above, Jacobs’ adjusted net earnings for the fourth quarter ended September 29, 2017 totaled $118.3 million, or $0.98 per diluted share, favorable in comparison to $93.1 million, or $0.77 per diluted share, for the corresponding period for 2016.

Our fourth quarter U.S. GAAP and adjusted results include one-time net tax and tax related benefit items of $8.0 million, or $0.07 per diluted share, for fourth quarter 2017, and $4.1 million, or $0.03 per diluted share, in net tax benefit and other items for fourth quarter fiscal 2016.

Fiscal Year Review

For the fiscal year ended September 29, 2017, the company reported net earnings of $293.7 million, or $2.42 per diluted share, on revenues of $10.0 billion.  This compares to net earnings of $210.5 million, or $1.73 per diluted share, on revenues of $11.0 billion for the prior fiscal year.

On an annual basis, the combined impact of the Restructuring and other charges and the CH2M acquisition related costs was $98.5 million, or $0.82 per diluted share, for 2017.  The Restructuring and other charges for 2016 amounted to $163.1 million, or $1.35 per diluted share.

On an annual basis, our adjusted net earnings excluding these items amounted to $392.2 million after tax, or $3.24 per diluted share, for fiscal 2017 and $373.6 million, or $3.08 per diluted share, for fiscal 2016.

For the full fiscal year 2017 and 2016, total one-time net benefits from tax and other items included in our U.S. GAAP and adjusted results amounted to $12.0 million after tax, or $0.10 per diluted share, and $18.7 million after tax, or $0.16 per diluted share, respectively.

Jacobs is hosting a conference call at 9:00 A.M. CT Time on Tuesday, November 21, 2017, which it is webcasting live on the internet at www.jacobs.com.

Jacobs is one of the world's largest and most diverse providers of full-spectrum technical, professional and construction services for industrial, commercial and government organizations globally. The Company employs over 54,000 people and operates in more than 25 countries around the world. For more information, visit www.jacobs.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same.  Statements made in this press release that are not based on historical fact are forward-looking statements, including statements regarding whether and when the proposed transaction with CH2M will be consummated and the anticipated benefits thereof. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. The potential risks and uncertainties include, among others, the possibility that CH2M may be unable to obtain required stockholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction  the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the period ended September 30, 2016, and when filed with the Securities and Exchange Commission (the “SEC”), our Annual Report on Form 10-K for the year ended September 29, 2017, and in particular the discussions contained under Item 1 -  Business; Item 1A - Risk Factors; Item 3 -  Legal Proceedings; and Item 7 -  Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the Securities and Exchange Commission.  Neither the Company nor CH2M is under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

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Financial Highlights:

Results of Operations (in thousands, except per-share data):

	Three Months Ended		Year Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Revenues	$2,653,865	$2,640,587	$10,022,788	$10,964,157
Costs and Expenses:
Direct cost of contracts	(2,179,575)	(2,208,895)	(8,250,536)	(9,196,326)
Selling, general and administrative expenses	(367,298)	(348,881)	(1,379,983)	(1,429,233)
Operating Profit	106,992	82,811	392,269	338,598
Other Income (Expense):
Interest income	3,051	2,740	8,748	7,848
Interest expense	(708)	(4,945)	(12,035)	(15,260)
Gain/(Loss) on disposal of business and investments	10,880	(41,410)	10,880	(41,410)
Miscellaneous expense, net	(766)	(3,523)	(6,645)	(3,053)
Total other income (expense), net	12,457	(47,138)	948	(51,875)
Earnings Before Taxes	119,449	35,673	393,217	286,723
Income Tax Expense	(26,021)	(5,790)	(105,842)	(72,208)
Net Earnings of the Group	93,428	29,883	287,375	214,515
Net Earnings (Loss) Attributable to Non-controlling Interests	714	(239)	6,352	(4,052)
Net Earnings Attributable to Jacobs	$94,142	$29,644	$293,727	$210,463
Net Earnings Per Share:
Basic	$0.78	$0.25	$2.43	$1.75
Diluted	$0.78	$0.24	$2.42	$1.73

Segment Information (in thousands):

	Three Months Ended		Year Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Revenues from External Customers:
Aerospace & Technology	$620,706	$649,993	$2,360,613	$2,657,433
Buildings & Infrastructure	639,211	557,508	2,452,321	2,253,512
Industrial	727,877	749,061	2,743,662	2,793,713
Petroleum & Chemicals	666,071	684,025	2,466,192	3,259,499
Total	$2,653,865	$2,640,587	$10,022,788	$10,964,157

	Three Months Ended		Year Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Operating Profit:
Aerospace & Technology	$55,861	$46,947	$202,595	$203,808
Buildings & Infrastructure (1)	54,499	41,564	193,455	174,648
Industrial	33,714	13,052	115,262	81,268
Petroleum & Chemicals	25,532	34,410	113,858	126,604
Total Segment Operating Profit	169,606	135,973	625,170	586,328
Other Corporate Expenses	(25,975)	(1,926)	(81,595)	(60,100)
Restructuring and Other Charges	(19,539)	(51,236)	(134,206)	(187,630)
CH2M Professional Fees and Integration costs	(17,100)	—	(17,100)	—
Total U. S. GAAP Operating Profit	106,992	82,811	392,269	338,598
Gain/(Loss) on disposal of business and investments	10,880	(41,410)	10,880	(41,410)
Total Other Expense (2)	1,577	(5,728)	(9,932)	(10,465)
Earnings Before Taxes	$119,449	$35,673	$393,217	$286,723

(1)	Excludes $ 23,844 in restructuring and other charges for the fiscal year ended September 29, 2017.
(2)	Years ended September 29, 2017 and September 30, 2016 amounts include Restructuring and other charges of $1,233 and $277, respectively.

Other Operational Information (in thousands):

	Three Months Ended		Year ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Depreciation (pre-tax)	$23,700	$18,916	$76,418	$82,363
Amortization of Intangibles (pre-tax)	$11,204	$12,109	$46,095	$47,608
Pass-Through Costs Included in Revenues	$677,698	$602,304	$2,539,311	$2,489,924
Capital Expenditures	$44,508	$21,285	$118,060	$67,688

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Balance Sheet (in thousands):

	September 29, 2017	September 30, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$774,151	$655,716
Receivables	2,102,543	2,115,663
Prepaid expenses and other	119,486	93,091
Total current assets	2,996,180	2,864,470
Property, Equipment, and Improvements, Net	349,911	319,673
Other Noncurrent Assets:
Goodwill	3,009,826	3,079,628
Intangibles, net	332,920	336,922
Miscellaneous	692,022	759,329
Total other noncurrent assets	4,034,768	4,175,879
	$7,380,859	$7,360,022
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$3,071	$2,421
Accounts payable	683,605	522,427
Accrued liabilities	939,687	938,378
Billings in excess of costs	299,864	319,460
Total current liabilities	1,926,227	1,782,686
Long-term Debt	235,000	385,330
Other Deferred Liabilities	732,281	861,824
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized—1,000,000 shares; issued and outstanding—none	—	—
Common stock, $1 par value, authorized—240,000,000 shares; issued and outstanding—120,385,544 shares and 120,950,899 shares as of September 29, 2017 and September 30, 2016, respectively	120,386	120,951
Additional paid-in capital	1,239,782	1,168,272
Retained earnings	3,721,698	3,586,647
Accumulated other comprehensive loss	(653,514)	(610,594)
Total Jacobs stockholders’ equity	4,428,352	4,265,276
Noncontrolling interests	58,999	64,906
Total Group stockholders’ equity	4,487,351	4,330,182
	$7,380,859	$7,360,022

Backlog (in millions):

	September 29, 2017	September 30, 2016
Aerospace & Technology	$6,231.4	$5,110.0
Buildings & Infrastructure	5,412.4	5,033.5
Industrial	2,836.9	3,106.6
Petroleum & Chemicals	$5,307.9	$5,510.4
Total	$19,788.6	$18,760.5

Non-U.S. GAAP Financial Measures:

In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended.  The non-GAAP financial measures included in this press release are adjusted net earnings and adjusted EPS.

Adjusted net earnings and adjusted EPS are non-GAAP financial measures that are calculated by excluding the after-tax costs related to (i) the 2015 Restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs; and  restructuring activities associated with the Company’s announced definitive agreement to acquire CH2M, which included involuntary terminations  (collectively referred to as “Restructuring and other charges”), and (ii) professional fees, integration costs and related costs associated with the CH2M acquisition (collectively referred to as “CH2M professional fees and integration costs”), which are not considered by management to be part of the Company’s ordinary operations.  We believe that the adjusted net earnings and adjusted EPS are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding the effects of the Restructuring and other charges and the professional fees, integration costs and related costs associated with CH2M acquisition, which can obscure underlying trends.  Additionally, management uses adjusted net earnings and adjusted EPS in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results.  However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures.  In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP net earnings and EPS to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the Restructuring and other charges and the CH2M professional fees and integration costs. Amounts are shown in thousands, except for per-share data:

U.S. GAAP Reconciliation for the fourth quarter of fiscal 2017 and 2016:

	Three Months Ended
	September 29, 2017
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of CH2M professional fees and integration costs	Adjusted
Revenue	$2,653,865	$—	$—	$2,653,865
Direct cost of contracts	(2,179,575)	—	—	(2,179,575)
Selling, general and administrative expenses	(367,298)	19,539	17,100	(330,659)
Total other (expense) income, net	12,457	—	—	12,457
Earnings Before Taxes	119,449	19,539	17,100	156,088
Income Tax (Expense) Benefit	(26,021)	(5,980)	(6,498)	(38,499)
Net earnings of the Group	93,428	13,559	10,602	117,589
Net Earnings Attributable to Non-controlling interests	714	—	—	714
Net earnings Attributable to Jacobs	$94,142	$13,559	$10,602	$118,303
Diluted earnings per share	$0.78	$0.11	$0.09	$0.98

	Three Months Ended
	September 30, 2016
	U.S. GAAP	Effects of 2015 Restructuring and other items	Adjusted
Revenue	$2,640,587	$—	$2,640,587
Direct cost of contracts	(2,208,895)	—	(2,208,895)
Selling, general and administrative expenses	(348,881)	51,236	(297,645)
Total other income (expense), net	(47,138)	41,410	(5,728)
Earnings Before Taxes	35,673	92,646	128,319
Income Tax (Expense) Benefit	(5,790)	(29,162)	(34,952)
Net earnings of the Group	29,883	63,484	93,367
Net Earnings Attributable to Non-controlling interests	(239)	—	(239)
Net earnings Attributable to Jacobs	$29,644	$63,484	$93,128
Diluted earnings per share	$0.24	$0.53	$0.77

U.S. GAAP Reconciliation for the fiscal years ended September 29, 2017 and September 30, 2016:

	Year Ended
	September 29, 2017
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of CH2M professional fees and integration costs	Adjusted
Revenue	$10,022,788	$17,526	$ —	$10,040,314
Direct cost of contracts	(8,250,536)	4,913	—	(8,245,623)
Selling, general and administrative expenses	(1,379,983)	111,767	17,100	(1,251,116)
Total other income (expense), net	948	1,233	—	2,181
Earnings Before Taxes	393,217	135,439	17,100	545,756
Income Tax (Expense) Benefit	(105,842)	(42,663)	(6,498)	(155,003)
Net earnings of the Group	287,375	92,776	10,602	390,753
Net Earnings Attributable to Non-controlling interests	6,352	(4,913)	—	1,439
Net earnings Attributable to Jacobs	$293,727	$87,863	$ 10,602	$392,192
Diluted earnings per share	$2.42	$0.73	$ 0.09	$3.24

	Year Ended
	September 30, 2016
	U.S. GAAP	Effects of 2015 Restructuring and other items	Adjusted
Revenue	$10,964,157	$—	$10,964,157
Direct cost of contracts	(9,196,326)	—	(9,196,326)
Selling, general and administrative expenses	(1,429,233)	187,630	(1,241,603)
Total other income (expense), net	(51,875)	41,687	(10,188)
Earnings Before Taxes	286,723	229,317	516,040
Income Tax (Expense) Benefit	(72,208)	(66,225)	(138,433)
Net earnings of the Group	214,515	163,092	377,607
Net Earnings Attributable to Non-controlling interests	(4,052)	—	(4,052)
Net earnings Attributable to Jacobs	$210,463	$163,092	$373,555
Diluted earnings per share	$1.73	$1.35	$3.08

For additional information contact:

Kevin C. Berryman

Executive Vice President and Chief Financial Officer

214-583-8500

Additional Information and Where to Find It

In connection with the proposed acquisition of CH2M Hill Companies Ltd. (“CH2M”) by Jacobs Engineering Group Inc. (the “Company”) pursuant to the terms of an Agreement and Plan of Merger by and among CH2M, the Company and Basketball Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), the Company filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Form S-4”) on September

19, 2017, Amendment No. 1 to the Form S-4 on October 24, 2017 and Amendment No. 2 to the Form S-4 on November 8, 2017, which filings  contain a proxy statement of CH2M and a prospectus of the Company.  The Form S-4 (as amended) was declared effective on November 9, 2017, and the definitive proxy statement/prospectus was mailed or otherwise disseminated to CH2M’s stockholders on or about November 10, 2017. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CH2M AND THE MERGER. Investors may obtain free copies of the proxy statement/prospectus when it becomes available, as well as other filings containing information about the Company and CH2M, without charge, at the SEC’s Internet website (http://www.sec.gov). Copies of these documents may also be obtained for free from the companies’ websites at www.jacobs.com or www.ch2m.com.

Participants in Solicitation

The Company, CH2M and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of CH2M in connection with the proposed Merger of Merger Sub with and into CH2M. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on November 21, 2017 and its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on December 9, 2016. Information about CH2M’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 7, 2017, and the proxy statements for its 2017 annual meeting of stockholders, which was filed with the SEC on April 24, 2017. Investors may obtain more detailed information regarding the direct and indirect interests of the Company, CH2M and their respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statement/prospectus regarding the proposed transaction that was filed with the SEC.  You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This press release relates to a proposed business combination between the Company and CH2M. This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the prospectus or any other document that the Company or CH2M may file with the SEC in connection with the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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